[NUMEREX LETTERHEAD]

                                 PRESS RELEASE

FOR IMMEDIATE RELEASE

                     NUMEREX REPORTS FIRST QUARTER RESULTS

ATLANTA, MAY 6, 2003 - NUMEREX CORP. (NASDAQ: NMRX), today announced the results of its first quarter of 2003 reporting a net loss of $1.1 million, or $(.10) per fully diluted share, as compared to earnings of $199 thousand, or $.02 per fully diluted share, for the first quarter of 2002. Net sales for the first quarter were $4.7 million as compared to $7.1 million for the first quarter of 2002. Please see attached financial statements for more details.

"The repositioning of our wireless data distribution channels and a decline in our digital multimedia business significantly contributed to the year over year decline in the Company's revenues, which in turn, negatively impacted the bottom line year over year, said Stratton Nicolaides, chairman and CEO of Numerex Corp. However, operating results for the quarter improved over last year's fourth quarter as a result of changes made to our distribution strategy for wireless mobile telemetry product lines and cost cutting measures introduced in the fourth quarter of 2002. Continued focus on key segments of our wireless data products and services business is expected to drive results through the year. We are particularly pleased with customer and dealer reaction to our recently introduced vehicle location product, MobileGuardian(TM). Wireless data revenues improved significantly over the fourth quarter of 2002 and are expected to grow sequentially through the year. We are cautiously optimistic in our expectations for consistent improvement in our operating results and cash flows, in spite of a difficult economy and operating environment, as the full impact of cost reductions and increased revenue activity from our new product lines are realized. As of the end of the quarter, our cash and available line of credit totaled $1.7 million compared to a cash balance of $2.1 million at end of 2002. Our short-term objective is to strengthen our balance sheet from continued improvements in working capital efficiencies and through the sale of non-core assets."

CONFERENCE CALL AND WEBCAST INFORMATION
Numerex will conduct a conference call today, May 6th, at 11:00 A.M., Eastern Daylight Time, accessible by calling (877) 822-9907 in the U.S. and Canada, or
(706) 679-7183 international. A live Webcast of the call will also be available via Numerex's Web site at http://www.nmrx.com, under the Investor Relations section. A replay of the conference call will be available via Numerex's Web site beginning two hours after the call.

ABOUT NUMEREX
Numerex (Nasdaq:NMRX) is a technology company comprised of operating subsidiaries that develop and market a wide range of wireless and wireline communications products and services. The Company's primary focus is wireless data communications utilizing proprietary network technologies. Numerex primarily offers products and services in wireless data communications through Cellemetry(R) and Data1Source(TM), and digital multimedia through PowerPlay(TM). These services enable customers around the globe to monitor and move information for a variety of applications from home and business security to distance learning. In addition, the Company offers wireline alarm security products and services, as well as telecommunications network operational support systems. For more information on Numerex, please visit our Web site at: www.nmrx.com.

Forward-looking statements with respect to Numerex's future financial or business performance, conditions or strategies and other financial and business matters, including expectations regarding growth trends and activities in the wireless data business are also included in other portions of this press release and may be included in other statements Numerex makes. Forward-looking statements are typically identified by words or phrases such as "believe," "expect," "anticipate," "intend," "estimate," "assume," "strategy," "plan," "outlook," "outcome," "continue," "remain," "trend," and variations of such words and similar expressions, or future or conditional verbs such as "will," "would," "should," "could," "may," or similar expressions. Numerex cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. These forward-looking statements speak only as of the date of this press release, and Numerex assumes no duty to update forward-looking statements. Actual results could differ materially from those anticipated in these forward-looking statements and future results could differ materially from historical performance.

The following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: variations in quarterly operating results, delays in the development, introduction and marketing of new wireless products and services; customer acceptance of products and services; economic conditions; changes in financial and capital markets; the inability to attain revenue and earnings growth; changes in interest rates; inflation; the introduction, withdrawal, success and timing of business initiatives and strategies; competitive conditions; the inability to realize revenue enhancements; and extent and timing of technological changes. Numerex's SEC reports identify additional factors that can affect forward-looking statements.

                                  -Continued-

                                 NUMEREX CORP.

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                 FOR THE THREE MONTH
                                                                PERIOD ENDED MARCH 31,

                                                                2003            2002
                                                             (UNAUDITED)     (UNAUDITED)
                                                             -----------     -----------

NET SALES:
Wireless Data Communications                                   $ 2,886         $ 4,250
Digital Multimedia and Networking                                1,546           2,636
Wireline Data Communications                                       255             208
                                                               -------         -------
TOTAL NET SALES                                                  4,687           7,094

Cost of sales                                                    2,454           3,535
Depreciation and amortization                                      180              49
                                                               -------         -------
GROSS PROFIT                                                     2,053           3,510

Selling, general, and administrative expenses                    2,387           2,456
Research and development expenses                                  298             602
Depreciation and amortization                                      489             518
                                                               -------         -------
OPERATING PROFIT/(LOSS)                                         (1,121)            (66)

Interest income and (expense), net                                 (20)             (1)
Other income and (expense), net                                     43              --
Minority interest                                                   --             326
                                                               -------         -------
PROFIT (LOSS) BEFORE TAX                                        (1,098)            259

Provision for income taxes                                          19              --
                                                               -------         -------
NET PROFIT (LOSS)                                               (1,117)            259

Preferred stock dividend                                            --              60
                                                               -------         -------

NET PROFIT (LOSS) APPLICABLE TO COMMON SHAREHOLDERS            $(1,117)        $   199
                                                               =======         =======

BASIC EARNINGS (LOSS) PER COMMON SHARE                         $ (0.10)        $  0.02
DILUTED EARNINGS (LOSS) PER COMMON SHARE                       $ (0.10)        $  0.02

Number of shares used in per share calculation
  Basic                                                         11,384          10,582
  Diluted                                                       11,384          11,512

                                 NUMEREX CORP.
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                                  MARCH 31,
                                                                                    2003         DECEMBER 31,
                                                                                (UNAUDITED)          2002
                                                                                -----------      ------------
ASSETS

CURRENT ASSETS
   Cash and cash equivalents                                                      $    700         $  2,137
   Accounts receivable, net                                                          3,524            4,459
   Notes Receivable                                                                    590              823
   Inventory                                                                         5,002            5,189
   Prepaid expenses and other current assets                                           759              976
                                                                                  --------         --------
               TOTAL CURRENT ASSETS                                                 10,575           13,584

PROPERTY AND EQUIPMENT, NET                                                          2,186            2,475
GOODWILL, NET                                                                       15,059           10,983
OTHER INTANGIBLES, NET                                                               8,449            8,050
SOFTWARE, NET                                                                        1,823            1,963
OTHER ASSETS                                                                            58               56
                                                                                  --------         --------

               TOTAL ASSETS                                                       $ 38,150         $ 37,111
                                                                                  ========         ========

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
   Accounts payable                                                               $  3,836         $  5,238
   Other current liabilities                                                         1,360            1,866
   Note payable, current                                                             3,500               --
   Deferred revenues                                                                   955              819
   Obligations under capital leases, current portion                                   710              710
                                                                                  --------         --------
               TOTAL CURRENT LIABILITIES                                            10,361            8,633

LONG TERM LIABILITIES
   Obligations under capital leases and other long term liabilities                    760              863
   Note Payable                                                                      1,500               --
                                                                                  --------         --------
               TOTAL LONG TERM LIABILITIES                                           2,260              863

SHAREHOLDERS' EQUITY
Preferred stock - no par value; authorized 3,000,000; none issued                       --               --
Class A common stock - no par value; authorized 30,000,000; issued
  13,171,399 on March 31, 2003 and 13,168,889 on December 31, 2002                  36,781           36,769
Additional paid-in-capital                                                             439              439
Treasury stock, at cost, 2,391,400 shares on March 31, 2003 and
  1,766,400 on December 31, 2002                                                   (10,197)          (9,222)
Class B common stock - no par value; authorized 5,000,000; none issued                  --               --
Accumulated other comprehensive income                                                  (9)              (9)
Retained earnings                                                                   (1,485)            (362)
                                                                                  --------         --------
                                                                                    25,529           27,615
                                                                                  --------         --------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                        $ 38,150         $ 37,111
                                                                                  ========         ========